Exhibit 99.1

Internap Reports Fourth Quarter and Full-Year 2014 Financial Results

●	Highest annual and quarterly adjusted EBITDA[1] and adjusted EBITDA margin[1] in the history of the company

●	2014 revenue of $335.0 million, fourth quarter revenue of $84.3 million

●	2014 segment margin[2] of 56.7%, fourth quarter segment margin of 57.9%

●	2014 adjusted EBITDA of $78.7 million, fourth quarter adjusted EBITDA of $22.7 million

●	2014 adjusted EBITDA margin of 23.5%, fourth quarter adjusted EBITDA margin of 27.0%

ATLANTA, GA – (February 19, 2015) Internap Corporation (NASDAQ: INAP), a provider of high-performance Internet infrastructure services, today announced financial results for the fourth quarter and full-year 2014.

“We are pleased to deliver a strong finish to 2014 having met our fourth quarter revenue guidance and exceeded the high-end range of our adjusted EBITDA guidance. The execution of our strategic transformation to an industry leading Internet infrastructure services provider is reflected in full year revenue and adjusted EBITDA growth of 18% and 36%, respectively,” said Eric Cooney, President and Chief Executive Officer of Internap. “With some significant churn events behind us, most notably the exit from 111 8th Avenue data center, we enter 2015 with a solid foundation for profitable growth from our integrated platform of high-performance hybrid Internet infrastructure services. Encouraged by our positive momentum and the stage of our business transformation, we are providing full-year 2015 revenue, adjusted EBITDA and capital expenditure guidance.”

Fourth Quarter and Full-Year 2014 Financial Summary

	Fourth Quarter			Full Year
	2014	2013	Growth	2014	2013	Growth
Revenues:
Data center services	$61,305	$49,686	23%	$242,623	$185,147	31%
IP services	22,958	24,401	-6%	$92,336	98,195	-6%
Total Revenues	$84,263	$74,087	14%	$334,959	$283,342	18%

Operating Expenses	$86,517	$79,942	8%	$349,298	$290,829	20%

GAAP Net Loss	$(8,257)	$(10,450)	21%	$(39,494)	$(19,830)	-99%

Normalized Net Loss[2]	$(5,232)	$(4,378)	-20%	$(27,707)	$(7,463)	-271%

Segment Profit[1]	$48,788	$40,394	21%	$190,013	$151,330	26%
Segment Profit Margin	57.9%	54.5%	340 BPS	56.7%	53.4%	330 BPS

Adjusted EBITDA	$22,712	$15,651	45%	$78,729	$58,037	36%
Adjusted EBITDA Margin	27.0%	21.1%	590 BPS	23.5%	20.5%	300 BPS

1

Revenue
●	Revenue for the full-year 2014 increased 18% to $335.0 million compared with $283.3 million in 2013. The increase in annual revenue was due to growth in our data center services segment, which includes $43.2 million of revenue attributable to iWeb, which we acquired in November 2013. Revenue for the fourth quarter of 2014 was $84.3 million, an increase of 14% year-over-year and flat compared with the third quarter of 2014.
●	Data center services revenue for the full-year 2014 increased 31% to $242.6 million. Fourth quarter data center services revenue was $61.3 million, an increase of 23% compared with the fourth quarter of 2013 and a decrease of 1% from the third quarter of 2014. The year-over-year revenue increase was predominantly attributable to increased sales of core data center services including revenue attributable to iWeb. Sequentially, previously disclosed churn from our New York Metro migration and decreased sales in our partner data centers offset the increase in core data center services.
●	IP services revenue for the full-year 2014 decreased 6% to $92.3 million. Fourth quarter IP services revenue was $23.0 million, a decrease of 6% compared with the fourth quarter of 2013 and flat from the third quarter of 2014. The year-over-year revenue decrease was driven by per unit declines in IP pricing and the loss of legacy contracts at higher effective prices, partially offset by an increase in overall traffic. Sequentially, traffic growth and non-recurring revenue offset per unit price declines in IP.
Net Loss
●	GAAP net loss was $(39.5) million, or $(0.77) per share for the full-year 2014 compared with $(19.8) million, or $(0.39) per share in 2013. GAAP net loss in the fourth quarter was $(8.3) million, or $(0.16) per share.
●	Normalized net loss was $(27.7) million, or $(0.54) per share for the full-year 2014. Normalized net loss for the full-year 2013 was $(7.5) million, or $(0.15) per share. Normalized net loss in the fourth quarter was $(5.2) million, or $(0.10) per share.
Segment Profit and Adjusted EBITDA
●	Segment profit in 2014 was $190.0 million, an increase of 26% year-over-year. Segment profit in the fourth quarter increased 21% compared with the fourth quarter of 2013 and 3% sequentially to $48.8 million. Annual segment margin was 56.7% in 2014, an increase of 330 basis points over 2013. Fourth quarter segment margin was 57.9%, an increase of 340 basis points year-over-year and 180 basis points compared with the third quarter of 2014. We achieved the highest annual and quarterly segment profit and segment margin levels in our history in 2014 and fourth quarter 2014.
●	Annual data center services segment profit increased 47% to $136.5 million. Fourth quarter data center services segment profit increased 38% year-over-year and 4% sequentially to $35.3 million. Data center services segment profit margin was 56.2% in 2014 and 57.6% in the fourth quarter of 2014, representing year-over-year increases of 620 basis points and 610 basis points, respectively. An increasing proportion of higher-margin services, specifically colocation sold in company-controlled data centers, hosting and cloud services and the contribution from iWeb, drove data center services segment profit and margin higher.
●	IP services segment profit for the full-year 2014 decreased 9% to $53.5 million. Fourth quarter IP services segment profit was $13.5 million, a 9% decrease compared with the fourth quarter of 2013 and a 1% decrease from the third quarter of 2014. IP services segment profit margin was 58.0% in 2014 and 58.7% in the fourth quarter of 2014, representing year-over-year declines of 180 basis points and 200 basis points, respectively. Decreased IP services revenue more than offset lower costs, driving declines in IP services segment profit and segment margin.
●	Full-year 2014 adjusted EBITDA increased 36% year-over-year to $78.7 million. Fourth quarter 2014 adjusted EBITDA increased 45% year-over-year and 15% sequentially to $22.7 million. Adjusted EBITDA margin was 23.5% in 2014 and 27.0% in the fourth quarter of 2014, representing year-over-year increases of 300 basis points and 590 basis points, respectively. Sequentially, fourth quarter adjusted EBITDA margin increased 370 basis points. The year-over-year and sequential increases in adjusted EBITDA were attributable to increased segment profit in our data center services segment. The sequential adjusted EBITDA margin improvement was also driven by lower cash operating expenses.

2

Balance Sheet and Cash Flow Statement
●	Cash and cash equivalents totaled $20.1 million at December 31, 2014. Total debt was $359.0 million, net of discount, at the end of the quarter, including $60.1 million in capital lease obligations.
●	Cash generated from operations for the 12 and three months ended December 31, 2014 were $53.2 million and $17.0 million, respectively. Capital expenditures over the same periods were $77.4 million and $25.1 million, respectively.
Business Outlook
We are providing the following guidance for full-year 2015:
●	Revenue $339 million - $353 million
●	Adjusted EBITDA $89 million - $95 million
●	Capital Expenditures $70 million - $80 million
Recent Operational Highlights
Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.
●	We had 12,286 customers at December 31, 2014.
●	Internap expanded our OpenStack-powered AgileCLOUD footprint to Amsterdam and the New York metro market. We currently have four OpenStack public cloud locations, providing developers and enterprise customers with one of the most robust, feature-rich OpenStack public cloud platforms.
●	Internap announced the addition of powerful OpenStack management capabilities in AgileCLOUD via an integrated OpenStack Horizon dashboard. We now provide a full range of cloud and infrastructure management options that give customers the flexibility to meet their specific control requirements.

1
Adjusted EBITDA, adjusted EBITDA margin and normalized net loss are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to adjusted EBITDA and normalized net loss are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Loss and Basic and Diluted Normalized Net Loss Per Share” in the attachment.

2
Segment margin and segment profit are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

Conference Call Information:
Internap’s fourth quarter and full-year 2014 conference call will be held today at 4:30 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm. The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call. An audio-only replay will be accessible from Thursday, February 19, 2015 at 7:30 p.m. ET through Wednesday, February 25, 2015 at 855-859-2056 using replay code 76817780.  International callers can listen to the archived event at 404-537-3406 with the same code.
About Internap
Internap is the high-performance Internet infrastructure provider that powers the applications shaping the way we live, work and play. Our hybrid infrastructure delivers performance without compromise – blending virtual and bare-metal cloud, hosting and colocation services across a global network of data centers, optimized from the application to the end user and backed by rock-solid customer support and a 100% uptime guarantee. Since 1996, the most innovative companies have relied on Internap to make their applications faster and more scalable. For more information, visit www.internap.com.

3

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our ability to drive profitable growth and our expectations for full-year 2015 revenue, adjusted EBITDA and capital expenditures. Our expectations for full-year 2015 revenue, adjusted EBITDA and capital expenditures are based on certain assumptions, including anticipated new product launches, leveraging of multiple routes to market and expanded brand awareness for high-performance Internet infrastructure services. These assumptions may prove to be inaccurate in the future. Because such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to complete expansion of company-controlled data centers within the expected timeframe; our ability to sell into new data center space; the actual performance of our IT infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

4

INTERNAP CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Data center services	$61,305	$49,686	$242,623	$185,147
Internet protocol (IP) services	22,958	24,401	92,336	98,195
Total revenues	84,263	74,087	334,959	283,342

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization, shown below:
Data center services	25,989	24,103	106,159	92,564
IP services	9,486	9,590	38,787	39,448
Direct costs of customer support	9,211	7,635	36,804	29,687
Direct costs of amortization of acquired and developed technologies	1,383	1,324	5,918	4,967
Sales and marketing	8,907	8,191	37,845	31,800
General and administrative	9,465	14,780	43,902	42,759
Depreciation and amortization	20,478	14,105	75,251	48,181
Loss on disposal of property and equipment, net	80	5	112	9
Exit activities, restructuring and impairments	1,518	209	4,520	1,414
Total operating costs and expenses	86,517	79,942	349,298	290,829
Loss from operations	(2,254)	(5,855)	(14,339)	(7,487)

Non-operating expenses:
Interest expense	6,747	4,022	26,742	11,346
Loss on extinguishment of debt	-	881	-	881
Other, net	(303)	(65)	33	614
Total non-operating expenses	6,444	4,838	26,775	12,841

Loss before income taxes and equity in (earnings) of equity-method investment	(8,698)	(10,693)	(41,114)	(20,328)
Benefit for income taxes	(379)	(187)	(1,361)	(285)
Equity in (earnings) of equity-method investment, net of taxes	(62)	(56)	(259)	(213)

Net loss	$(8,257)	$(10,450)	$(39,494)	$(19,830)

Basic and diluted net loss per share	$(0.16)	$(0.21)	$(0.77)	$(0.39)

Weighted average shares outstanding used in computing net loss per share:
Basic and diluted	51,159	50,898	51,237	51,135

5

INTERNAP CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	December 31,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$20,084	$35,018
Accounts receivable, net of allowance for doubtful accounts of $2,121 and $1,995, respectively	19,606	23,927
Deferred tax asset	633	371
Prepaid expenses and other assets	12,276	22,533
Total current assets	52,599	81,849

Property and equipment, net	342,145	331,963
Investment in joint venture	2,622	2,602
Intangible assets, net	52,545	57,699
Goodwill	130,313	130,387
Deposits and other assets	9,923	7,999
Deferred tax asset	1,637	1,742
Total assets	$591,784	$614,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,589	$29,774
Accrued liabilities	13,120	13,549
Deferred revenues	7,345	6,729
Capital lease obligations	7,366	5,489
Term loan, less discount of $1,463 and $1,387, respectively	1,537	1,613
Exit activities and restructuring liability	1,809	2,286
Other current liabilities	1,590	2,493
Total current liabilities	63,356	61,933

Deferred revenues	3,544	3,804
Capital lease obligations	52,686	49,800
Revolving credit facility	10,000	-
Term loan, less discount of $6,543 and $8,006 respectively	287,457	288,994
Exit activities and restructuring liability	2,701	1,877
Deferred rent	10,583	14,617
Deferred tax liability	7,292	8,591
Other long-term liabilities	3,829	2,415
Total liabilities	441,448	432,031

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 54,410 and 54,023 shares outstanding, respectively	54	54
Additional paid-in capital	1,262,402	1,253,106
Treasury stock, at cost; 621 and 461 shares, respectively	(4,683)	(3,474)
Accumulated deficit	(1,105,514)	(1,066,020)
Accumulated items of other comprehensive loss	(1,923)	(1,456)
Total stockholders’ equity	150,336	182,210
Total liabilities and stockholders’ equity	$591,784	$614,241

6

INTERNAP CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Cash Flows from Operating Activities:
Net loss	$(8,257)	$(10,450)	$(39,494)	$(19,830)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	21,861	15,430	81,169	53,148
Impairment of property and equipment	-	-	537	520
Amortization of debt discount and issuance costs	494	449	1,934	631
Stock-based compensation expense, net of capitalized amount	1,507	1,653	7,182	6,743
Equity in (earnings) of equity-method investment	(62)	(56)	(259)	(213)
Provision for doubtful accounts	495	784	1,306	1,861
Non-cash portion of loss on extinguishment of debt	-	841	-	841
Non-cash change in capital lease obligations	(325)	(22)	(412)	99
Non-cash change in exit activities and restructuring liability	1,595	264	4,591	1,185
Non-cash change in deferred rent	(549)	(536)	(2,577)	(1,907)
Deferred taxes	(329)	(292)	(1,555)	(67)
Other, net	(5)	(248)	193	84
Changes in operating assets and liabilities:
Accounts receivable	(275)	(2,734)	2,923	(5,777)
Prepaid expenses, deposits and other assets	4,919	(220)	1,839	(218)
Accounts payable	3,114	6,107	529	3,992
Accrued and other liabilities	(4,381)	(4,039)	413	(5,062)
Deferred revenues	399	837	498	1,149
Exit activities and restructuring liability	(1,949)	(715)	(4,245)	(2,895)
Asset retirement obligation	(1,229)	-	(1,319)	-
Other liabilities	(5)	12	(5)	(601)
Net cash flows provided by operating activities	17,018	7,065	53,248	33,683

Cash Flows from Investing Activities:
Purchases of property and equipment	(26,051)	(28,208)	(77,363)	(62,798)
Additions to acquired technology	(1,096)	(325)	(3,100)	(801)
Proceeds from sale-leaseback transactions	2,059	-	4,662	-
Acquisition, net of cash received	-	(144,487)	74	(144,487)
Net cash flows used in investing activities	(25,088)	(173,020)	(75,727)	(208,086)

Cash Flows from Financing Activities:
Proceeds from credit agreements	5,000	300,000	10,000	320,000
Principal payments on credit agreements	(750)	(113,375)	(3,000)	(116,000)
Payment of debt issuance costs	-	(12,415)	-	(12,415)
(Payment) return of deposit collateral on credit agreement	-	(6,461)	6,461	(6,461)
Payments on capital lease obligations	(1,709)	(1,180)	(5,921)	(4,655)
Proceeds from exercise of stock options	801	162	1,774	2,138
Tax withholdings related to net share settlements of restricted stock awards	(465)	(187)	(1,209)	(1,630)
Other, net	(46)	(43)	(181)	(167)
Net cash flows provided by by financing activities	2,831	166,501	7,924	180,810
Effect of exchange rates on cash and cash equivalents	(170)	31	(379)	58
Net (decrease) increase in cash and cash equivalents	(5,409)	577	(14,934)	6,465
Cash and cash equivalents at beginning of period	25,493	34,441	35,018	28,553
Cash and cash equivalents at end of period	$20,084	$35,018	$20,084	$35,018

7

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES
In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net loss, normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net loss is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.
We define non-GAAP measures as follows:
●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss (gain) on disposals of property and equipment, exit activities, restructuring and impairments, stock-based compensation and acquisition costs.
●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.
●	Normalized net loss is net loss plus exit activities, restructuring and impairments, stock-based compensation and acquisition costs.
●	Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.
●	Normalized net loss per share is normalized net loss divided by basic and normalized diluted shares outstanding.
●	Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.
●	Segment margin is segment profit as a percentage of segment revenues.
We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.
We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.
We believe that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.
Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.
We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

8

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)
Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net loss and normalized net loss per share, excluding the effect of exit activities, restructuring and impairments, stock-based compensation and acquisition costs in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.
Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.
We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:
●	EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and
●	investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.
Our management uses adjusted EBITDA:
●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;
●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and
●	in communications with the board of directors, analysts and investors concerning our financial performance.
Our presentation of segment profit and segment margin excludes direct costs of customer support and depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.
Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.
We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

9

INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)
Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.
Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

10

INTERNAP CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA
A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):
	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Loss from operations (GAAP)	$(2,254)	$(3,035)	$(5,855)
Depreciation and amortization, including amortization of acquired and developed technologies	21,861	20,915	15,429
Loss on disposal of property and equipment, net	80	-	5
Exit activities, restructuring and impairments	1,518	56	209
Stock-based compensation	1,507	1,778	1,653
Acquisition costs	-	-	4,210
Adjusted EBITDA (non-GAAP)	$22,712	$19,714	$15,651
11

INTERNAP CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET LOSS AND
BASIC AND DILUTED NORMALIZED NET LOSS PER SHARE
Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net loss, (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net loss per share for each of the periods indicated is as follows (in thousands, except per share data):
	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Net loss (GAAP)	$(8,257)	$(9,377)	$(10,450)
Exit activities, restructuring and impairments	1,518	56	209
Stock-based compensation	1,507	1,778	1,653
Acquisition costs	-	-	4,210
Normalized net loss (non-GAAP)	(5,232)	(7,543)	(4,378)

Normalized net income allocable to participating securities (non-GAAP)	-	-	-
Normalized net loss available to common stockholders (non-GAAP)	$(5,232)	$(7,543)	$(4,378)
Participating securities (GAAP)	1,066	1,083	1,049

Weighted average shares outstanding used in per share calculation:
Basic and diluted (GAAP)	51,159	51,063	50,898
Add potentially dilutive securities	-	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	-	-	-
Normalized diluted shares (non-GAAP)	51,159	51,063	50,898

Loss per share (GAAP):
Basic and diluted	$(0.16)	$(0.18)	$0.21

Normalized net loss per share (non-GAAP):
Basic and diluted	$(0.10)	$(0.15)	$(0.09)
12

INTERNAP CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN
Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Revenues:
Data center services	$61,305	$61,640	$49,686
IP services	22,958	23,027	24,401
Total	84,263	84,667	74,087

Direct cost of network, sales and services, exclusive of depreciation and amortization:
Data center services	25,989	27,716	24,103
IP services	9,486	9,432	9,590
Total	35,475	37,148	33,693

Segment Profit:
Data center services	35,316	33,924	25,583
IP services	13,472	13,595	14,811
Total	$48,788	$47,519	$40,394

Segment Margin:
Data center services	57.6%	55.0%	51.5%
IP services	58.7%	59.0%	60.7%
Total	57.9%	56.1%	54.5%

13